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                                                                    Exhibit 3.01

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   GENTEK INC.

           The name of the corporation is GenTek Inc. (the "Corporation"). The Corporation was incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 25, 1999. This Amended and Restated Certificate of Incorporation, which both amends and restates the provisions of the Corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the Corporation's sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

                                      NAME

                   The name of the Corporation is GenTek Inc.

                                   ARTICLE II

                                REGISTERED OFFICE

      The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.



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                                   ARTICLE III

                                    PURPOSES

      The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware ("DGCL").

                                   ARTICLE IV

                                  CAPITAL STOCK

           Section 1. Number of Shares

           The total number of shares of capital stock which the Corporation shall have the authority to issue is One Hundred Fifty Million (150,000,000) shares, of which (a) One Hundred Million (100,000,000) shares shall be common stock, par value $.01 per share (the "Common Stock"), (b) Forty Million (40,000,000) shares shall be Class B common stock, par value $.01 per share, (the "Class B Stock"), and (c) Ten Million (10,000,000) shares shall be preferred stock, par value $.01 per share (the "Undesignated Preferred Stock"). As set forth in this Article IV, the Board of Directors or any authorized committee thereof is authorized from time to time to establish and designate one or more series of Undesignated Preferred Stock, to fix and determine the variations in the relative rights and preferences as between the different series of Undesignated Preferred Stock in the manner hereinafter set forth in this Article IV, and to fix or alter the number of shares comprising any such series and the designation thereof to the extent permitted by law.

           The number of authorized shares of the class of Undesignated Preferred Stock may be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the Common Stock and the Class B Stock, voting together as a single class, without a vote of the holders of the Undesignated Preferred Stock, pursuant to the resolution or resolutions establishing the class of Undesignated Preferred Stock or this Amended and Restated Certificate of Incorporation, as it may be amended from time to time.

           Section 2. General

           The designations, powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set below in, Sections 3 and 4 of this Article IV.

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           Section 3. Common Stock and Class B Common Stock

           (a) Authorization of Two Classes

           As of the date and time this Amended and Restated Certificate of Incorporation shall become effective under the laws of the State of Delaware, there shall be two classes of common stock, par value $.01 per share. The first class shall be denominated Common Stock and shall consist of One Hundred Million (100,000,000) shares. The second class shall be denominated Class B Stock and shall consist of Forty Million (40,000,000) shares.

           (b) Powers, Preferences and Rights

           Except as otherwise required by law, the powers, preferences and rights of the Common Stock and the Class B Stock shall be as set forth herein. Except as otherwise required by law or as set forth herein, the powers, preferences and rights of the Common Stock and the Class B Stock shall be identical.

           (c) Voting Rights

           Each share of Common Stock shall entitle the holder thereof to one
(1) vote and each share of Class B Stock shall entitle the holder thereof to ten
(10) votes. Except as set forth herein, all actions submitted to a vote of stockholders shall be voted on by the holders of Common Stock and Class B Stock (as well as the holders of any series of Undesignated Preferred Stock, if any, entitled to vote thereon) voting together as a single class.

           The holders of Common Stock and Class B Stock shall each be entitled to vote separately as a single class with respect to matters which require class votes under the DGCL, with holders of Class B Stock voting on matters affecting Class B Stock and holders of Common Stock voting on matters affecting Common Stock.

           Except as otherwise provided by law or pursuant to this Article IV or by vote or votes of the Board of Directors providing for the issue of any series of Undesignated Preferred Stock, the holders of the Common Stock and the Class B Stock shall have sole voting power for all purposes, each holder of the Common Stock and Class B Stock being entitled to vote as provided in this Section 3(c).

           Neither the holders of shares of Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

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           The Corporation may, as a condition to counting the votes cast by any holder of shares of Class B Stock at any annual or special meeting of stockholders, in the case of any written consent of stockholders in lieu of a meeting, or for any other purpose, require the furnishing of such affidavits or other proof as it may reasonably request to establish that the shares of Class B Stock held by such holder have not, by virtue of the provisions of Section 3(h), been converted into shares of Common Stock.

           (d) Dividends

                (i) If and when a dividend on the Common Stock or the Class B Stock is declared by the Board of Directors, whether payable in cash, in property or in shares of stock of the Corporation, an equivalent dividend shall also be declared on the Class B Stock or the Common Stock, as the case may be. If dividends are declared that are payable in shares of Common Stock or Class B Stock, such dividends shall be payable at the same rate on both classes of stock, provided that the dividends payable in shares of Common Stock shall be payable only to holders of Common Stock and the dividends payable in shares of Class B Stock shall be payable only to holders of Class B Stock.

                (ii) Subject to provisions of law and the rights of holders of the Undesignated Preferred Stock, the holders of the Common Stock and the Class B Stock shall be entitled to receive dividends at such time and in such amounts, subject to Section 3(d)(i), as may be determined by the Board of Directors and declared out of any funds lawfully available therefor, and shares of Undesignated Preferred Stock shall not be entitled to share therein except as otherwise expressly provided in the vote or votes of the Board of Directors providing for the issue of such Undesignated Preferred Stock.

           (e) Stock Splits and Other Transactions

           Shares of Common Stock or Class B Stock may not be split up, subdivided, combined or reclassified, unless at the same time the shares of such other class are proportionately so split up, subdivided, combined or reclassified in a manner which maintains the same proportionate equity ownership between the holders of Common Stock and Class B Stock as comprised on the record date for any such transaction.

           (f) Liquidation, Dissolution or Winding Up

           In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payments of or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any stock ranking prior to the Common Stock and the Class B Stock in the distribution of assets shall be entitled upon such liquidation, dissolution or winding up, the holders of

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the Common Stock and the Class B Stock shall be entitled to receive an equal amount with respect to each share owned.

           (g) Conversion of Class B Stock

                (i) The holder of each share of Class B Stock shall have the right at any time, and from time to time, at such holder's option, to convert such shares into one fully paid and nonassessable share of Common Stock on and subject to the terms and conditions set forth in this Section 3(g).

                (ii) In order to exercise the conversion rights set forth in
Section 3(g)(i), the holder of any shares of Class B Stock to be converted shall present and surrender the certificate or certificates representing such shares during normal business hours at the principal executive offices of the Corporation or, if an agent for the registration of the transfer of shares of Common Stock is then duly appointed and acting (the "Transfer Agent"), then at the office of the Transfer agent, accompanied by a written notice of the election by the record holder thereof to convert, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form reasonably satisfactory to the Corporation or the Transfer Agent. A conversion shall be deemed to have occurred at the close of business on the date when the Corporation or the Transfer Agent, as the case may be, has received the prescribed written notice, the required certificate or certificates and any such instruments of transfer (the "Conversion Date"). Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be registered. The person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable on such conversion shall be, for the purpose of receiving dividends and for all other corporate purposes whatsoever, deemed to have become the holder or holders of record of the shares of Common Stock represented thereby on the Conversion Date.

                (iii) As promptly as practicable after the presentation and surrender for conversion, as herein provided, of any certificate of shares of Class B Stock, the Corporation shall issue and deliver at such office or agency, to or upon the written order of the holder thereof, certificates for the number of shares of Common Stock issuable upon such conversion. In case any certificate for shares of Class B Stock shall be surrendered for conversion of only a part of the shares represented thereby, the Corporation shall deliver at such office or agency, to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of Class B Stock represented by such surrendered certificate which are not being converted. The issuance of certificates for shares of Common Stock issuable upon the conversion of shares of Class B Stock by the registered holder thereof shall be made without charge to the converting holder for any tax imposed on the Corporation in respect of the issue thereof.

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The Corporation shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the registered holder of the shares being converted, and the Corporation shall not be required to issue or deliver any such certificate unless and until the person requesting the issue thereof shall have paid to the Corporation the amount of such tax or has established to the satisfaction of the Corporation that such tax has been paid.

                (iv) Upon any conversion of shares of Class B Stock into shares of Common Stock pursuant hereto, no adjustment with respect to dividends shall be made; only those dividends that are payable on the shares so converted as have been declared but not yet paid to holders of record of shares of Class B Stock with respect to a record date prior to the conversion date shall be payable with respect to the shares of Class B Stock so converted; and only those dividends shall be payable on shares of Common Stock issued upon such conversion as have been declared and are payable to holders of record of shares of Common Stock with respect to a record date on or after such conversion date.

                (v) In case of any consolidation or merger of the Corporation as a result of what stockholders of the Corporation shall be entitled to receive cash, stock, other securities or other property with respect to or in exchange for stock of the Corporation, each holder of Common Stock and Class B Stock shall be entitled to receive an equal amount of consideration for each share of Common Stock or Class B Stock surrendered in such merger.

                (vi) Shares of the Class B Stock converted into shares of Common Stock shall be retired and shall resume the status of authorized but unissued shares of Class B Stock.

                (vii) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Stock.

           (h) Limitations on Transfer of Class B Stock

                (i) No record or beneficial owner of shares of Class B Stock may transfer, and the Corporation shall not register the transfer of, shares of Class B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" as provided herein.

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                      A. In the case of a holder  of record of the Class B Stock
(the "Class B Holder") who is a natural person and the beneficial owner of the shares of Class B Stock to be transferred, Permitted Transferees shall mean:

                           1. The spouse of such Class B Holder, any lineal descendant of a grandparent of such Class B Holder or of a grandparent of such spouse, or any spouse of such lineal descendant (herein collectively referred to as "Class B Holder's Family Members");

                           2. The trustee or trustees of a trust (including a voting trust) solely (except for remote contingent interests) for the benefit of such Class B Holder and/or one or more of such Class B Holder's Family Members; provided, however, that if at any time such trust ceases to meet the requirements of this Section 3(h)(i)A.2, all shares of Class B Stock then held by such trustee or trustees shall, upon receipt by such trustee or trustees of a notice from the Corporation that it has obtained actual knowledge that the trust no longer meets the requirements of this
      Section 3(h)(i)A.2, be automatically converted into Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock;

                           3. A corporation, of which all of the record and beneficial owners of outstanding capital stock are, or a partnership in which all of the partners are, and all of the partnership interests are owned by, the Class B Holder and/or one or more of the Permitted Transferees of such Class B Holder as determined under this Section 3(h); provided, however, that if by reason of any change in the ownership of such stock or partners or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee of such Class B Holder, then all shares of Class B Stock then held by such corporation or partnership shall, upon receipt by such partnership or corporation of a notice from the Corporation that it has obtained actual knowledge that such corporation or partnership no longer qualifies as a Permitted Transferee, be automatically converted into shares of Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock;

                           4. The executor, administrator or personal representative of the estate of a deceased Class B Holder or the trustee of the estate of a bankrupt or insolvent Class B Holder or the guardian or conservator of a Class B Holder adjudged disabled or incompetent by a court of competent jurisdiction, acting in his capacity as such; and

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                           5. Any private foundation created or established by a
      Class B Holder or any Permitted Transferee of a Class B Holder.

                      B. In the case of a Class B Holder holding the shares of Class B Stock as trustee pursuant to a trust (including a voting trust) other than an irrevocable trust as described in Section 3(h)(i)C below, Permitted Transferees shall mean:

                           1. any successor trustee of such trust;

                           2. the person or persons who established such trust; and

                           3. a Permitted Transferee of any person who established such trust.

                      C. In the case of a Class B Holder holding the shares of Class B Stock as trustee pursuant to a trust which was irrevocable as of the Record Date (a "Transferee Trust"), Permitted Transferees shall mean:

                           1. any successor trustee of such Transferee Trust;

                           2. any person to whom or for whose benefit the principal or income may be distributed either during or at the end of the term of such Transferor Trust whether by power of appointment or otherwise; and

                           3. a Permitted Transferee of any person who established such trust.

                      D. In the case of a Class B Holder which is a partnership and the beneficial owner of the shares of Class B Stock proposed to be transferred, Permitted Transferees shall mean:

                           1. any partner of such partnership who was also a partner of such partnership as of the Record Date;

                           2. any person transferring shares of Class B Stock to such partnership after the Record Date; provided, however, that such transfer to the partnership was made in accordance with this Section 3(h), and further provided that such transferor may not receive shares of Class B Stock in excess of the shares transferred to such partnership; and

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                           3. any Permitted Transferee of such person referred
      to in Sections 3(h)(i)D.1 or 3(h)(i)D.2 above, provided that in the case of Section 3(h)(i)D.2, the number of shares which such Permitted Transferee is entitled to receive pursuant to this Section 3(h)(i)D.3 shall not exceed the number of shares such person would have been entitled to receive pursuant to Section 3(h)(i)D.2.

                      E. In the case of a Class B Holder which is a corporation and the beneficial owner of the shares proposed to be transferred, Permitted Transferees shall include only:

                           1. any stockholder of such corporation as of the Record Date that is generally entitled to vote in the selection of Directors of such corporation (a "Voting Stockholder"), provided that such corporation does not have more than 20 Voting Stockholders of record as of the Record Date;

                           2. any stockholder of such corporation on the Record Date who receives shares of Class B Stock pro rata to such Stockholder's stock ownership in such corporation through a dividend or through a distribution made upon liquidation of such corporation;

                           3. any person transferring shares of Class B Stock to such corporation after the Record Date; provided, however, that such transferor may not receive shares of Class B Stock in excess of the shares transferred by the transferor to such corporation;

                           4. any Permitted Transferee of such stockholder or person referred to in Sections 3(h)(i)E.1, 2 or 3 above, provided that in the case of Section 3(h)(i)E.3 the number of shares which such Permitted Transferee is entitled to receive pursuant to this Section 3(h)(i)E.4 shall not exceed the number of shares such person would have been entitled to receive pursuant to Section 3(h)(i)E.3; and

                           5. the survivor of a merger or consolidation of such corporation but only if all of the record and beneficial owners of the outstanding capital stock of such survivor immediately after the merger or consolidation are Permitted Transferees of such corporation; provided, however, that if by reason of any change in the ownership of such stock such surviving corporation would no longer qualify as a Permitted Transferee, then all shares of Class B Stock then held by such surviving corporation shall, upon receipt by such surviving corporation of a notice from the Corporation that it has obtained actual knowledge that the surviving corporation no longer qualifies as a Permitted Transferee, be automatically converted into shares of Common Stock on a share-for-share basis, and stock certificates formerly

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      representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock.

                      F. In the case of a Class B holder who is executor or administrator of the estate of a deceased Class B holder, guardian or conservator of the estate of a disabled or incompetent Class B holder or who is a trustee of the estate of a bankrupt or insolvent Class B Holder, Permitted Transferees shall include only a Permitted Transferee of such deceased, disabled, bankrupt or insolvent Class B Holder.

                (ii) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such holder's shares of Class B Stock to a pledgee pursuant to a bona fide pledge of shares as collateral security for indebtedness due to the pledgee, provided that such shares shall be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section 3(h). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may only be transferred to the pledgor or a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect or as may be governed by the applicable pledge agreement.

                (iii) For purposes of this Section 3(h):

                      A. the "Record Date" with respect to shares of Class B Stock is any of the following dates: (i) the date on which such share of Class B Stock is issued; (ii) the date on which such share is owned by New Hampshire Oak, Inc., a Delaware corporation and the sole stockholder of the Corporation on the date hereof, or by The General Chemical Group Inc., a Delaware corporation and the sole stockholder of New Hampshire Oak, Inc.; and (iii) the date on which such share is received by a stockholder of The General Chemical Group Inc. in connection with a distribution of Common Stock and Class B Stock to stockholders of The General Chemical Group Inc.;

                      B. any limitation on the number of shares of Class B Stock permitted to be transferred imposed by this Section 3(h) shall be adjusted appropriately for any stock splits, stock dividends or other similar recapitalizations effected during any time period in question;

                      C. the term "spouse" shall refer to any then present or former spouse;

                      D. the relationship of any person that is derived by or through legal adoption shall be considered a natural one;

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                      E. each joint owner of shares of Class B Stock shall be
considered a Class B Holder of such shares;

                      F. a minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares;

                      G. unless otherwise specified, the term "person" means both natural persons and legal entities; and

                      H. the term "private foundation" shall have the meaning set forth in Section 509(a) of the Internal Revenue Code of 1986, as amended, or any successor statute.

                (iv) Any transfer of shares of Class B Stock not permitted hereunder shall result in the automatic conversion of the transferee's shares of Class B Stock into an equal number of shares of Common Stock, effective as of the date on which certificates representing such shares of Class B Stock are presented for transfer on the stock transfer record books of the Corporation; provided, however, that if the Corporation should determine that such shares were not so presented for transfer within twenty (20) days after the date of such transfer, sale, assignment or other disposition, the transfer date shall be the actual date of such transfer, sale, assignment or other disposition, as determined in good faith by the Board of Directors or its appointed agent. The Corporation may, in its discretion from time to time or as a condition to the transfer or the registration of transfer of shares of Class B Stock to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that a holder of Class B Stock or proposed transferee is a Permitted Transferee. Unless notification to the contrary is provided at the time shares of Class B Stock are presented for transfer, the transfer shall be presumed by the Corporation to be a transfer to a person other than a Permitted Transferee.

           (i)  Registration of Class B Stock in Name of Beneficial Owner

           Shares of Class B Stock shall be registered in the name(s) of the beneficial owner(s) thereof (as hereafter defined) and not in "street" or "nominee" names. For the purposes of Sections 3(h) and 3(i), the term "beneficial owner(s)" of any shares of Class B Stock shall mean the person or persons who possess the power to vote or dispose, or to direct the voting or disposition, of such shares and "beneficially owned" shares shall refer to shares owned by a beneficial owner. The Corporation shall note on the certificates representing the shares of Class B Stock that there are restrictions on transfer and registration of transfer imposed by Sections 3(h) and 3(i).

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           (j)  Termination of Class B Stock

           All outstanding shares of Class B Stock shall automatically, without further act or deed on the part of this Corporation or any other person, be converted into shares of Common Stock on a share-for-share basis at such time as the total number of shares of Class B Stock issued and outstanding constitutes less than 10% of the total of all shares of Common Stock and Class B Stock then issued and outstanding. In the event of any automatic conversion of Class B Stock pursuant to this Section 3(j), certificates formerly representing outstanding shares of Class B Stock will thereafter be deemed to represent a like number of shares of Common Stock.

           Section 4.  Undesignated Preferred Stock

           Subject to any limitations prescribed by law, the Board of Directors or any authorized committee thereof is expressly authorized to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. Any action by the Board of Directors or any authorized committee thereof under this
Section 4 shall require the affirmative vote of a majority of the Directors then in office or a majority of the members of such committee. The Board of Directors or any authorized committee thereof shall have the right to determine or fix one or more of the following with respect to each series of Undesignated Preferred Stock to the extent permitted by law:

                (a) The distinctive serial designation and the number of shares constituting such series;

                (b) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividend shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

                (c) The voting powers, full or limited, if any, of the shares of such series;

                (d) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

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                (e) The amount or amounts payable upon the shares of such series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

                (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                (h) The price or other consideration for which the shares of such series shall be issued;

                (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of Undesignated Preferred Stock (or series thereof) and whether such shares may be reissued as shares of the same or any other class or series of stock; and

                (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors or any authorized committee thereof may deem advisable.

                                    ARTICLE V

                          BUSINESS COMBINATION STATUTE

           The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL entitled "Business Combinations With Interested Stockholders".

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                                   ARTICLE VI

                               STOCKHOLDER ACTION

           No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board of Directors. Except as otherwise required by law and subject to the rights of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by (i) the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office, (ii) the Chairman of the Board, if one is elected, or (iii) the President. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law. Advance notice of any matters or nominations which stockholders intend to propose for action at an annual meeting shall be given at the time and in the manner provided in the By-Laws.

                                   ARTICLE VII

                                    DIRECTORS

           Section 1. General

           The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

           Section 2. Election of Directors

           Election of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

           Section 3. Number of Directors

           The number of Directors of the Corporation shall be fixed by resolution duly adopted from time to time by the Board of Directors or by the affirmative vote of a majority (or such greater proportion as may be required by law) of the total votes eligible to be cast by holders of voting stock, voting together as a single class.

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           Notwithstanding the foregoing, whenever, pursuant to the provisions of Article IV of this Amended and Restated Certificate of Incorporation, the holders of any one or more series of Undesignated Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation and any certificate of designations applicable thereof, and such Directors so elected shall not be divided into classes.

           During any period when the holders of any series of Undesignated Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Article IV hereof, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of Directors of the Corporation shall automatically be increased by such specified number of Directors, and the holders of such Undesignated Preferred Stock shall be entitled to elect the additional Directors so provided for or fixed pursuant to said provisions; and
(ii) each such additional Director shall serve until such Director's successor shall have been duly elected and qualified, or until such Director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such Director's earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Undesignated Preferred Stock having such right to elect additional Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional Directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional Directors, shall forthwith terminate and the total and authorized number of Directors of the Corporation shall be reduced accordingly.

           Section 4. Vacancies

           Subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereof, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, or by the affirmative vote of a majority of the total votes eligible to be cast by holders of voting stock, voting together as a single class. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

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           Section 5. Removal

           Subject to the rights, if any, of any series of Undesignated Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office for any reason whatsoever by the affirmative vote of at least a majority of the total votes which would be eligible to be cast by stockholders in the election of such Director.

                                  ARTICLE VIII

                             LIMITATION OF LIABILITY

           A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporation action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

           Any repeal or modification of this Article VIII, either by the stockholders of the Corporation or through an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

           Section 1. Amendment by Directors

           Except as otherwise provided by law, the By-Laws of the Corporation may be amended or repealed by the Board of Directors.

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           Section 2. Amendment by Stockholders

           The By-Laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of at least two-thirds of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.

                                    ARTICLE X

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

           The Corporation reserves the right to amend or repeal this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment or repeal of this Amended and Restated Certificate of Incorporation shall be made unless the same is first approved by the Board of Directors pursuant to a resolution adopted by the Board of Directors in accordance with Section 242 of the DGCL, and, except as otherwise provided by law, thereafter approved by the stockholders. Whenever any vote of the holders of voting stock is required, and in addition to any other vote of holders of voting stock that is required by this Amended and Restated Certificate of Incorporation or by law, the affirmative vote of a majority (or such greater proportion as may be required by law) of the total votes eligible to be cast by holders of voting stock with respect to such amendment or repeal, voting together as a single class, at a duly constituted meeting of stockholders called expressly for such purpose shall be required to amend or repeal any provision of, or adopt any provisions of this Amended and Restated Certificate of Incorporation; provided, however, that the affirmative vote of not less than eighty percent (80%) of the total votes eligible to be cast by the holders of voting stock, voting together as a single class, shall be required to amend or repeal any of the provisions of Article VIII or this Article X of this Amended and Restated Certificate of Incorporation.

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           IN WITNESS WHEREOF, the undersigned has executed this Amended and
Restated Certificate of Incorporation this ____ day of _________, 1999.



                                              By
                                                ------------------------------
                                                  Name:
                                                  Office:


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